AMENDMENT NO. 26 TO
SERVICES AGREEMENT

This AMENDMENT No. 26 (“Amendment”) is made as of March 11, 2026 by and among ETF Opportunities Trust (“Client”) and Citibank, N.A. (“Citibank”), and Citi Fund Services Ohio, Inc. (“CFSO”, together with Citibank, the “Service Provider” and, with the Client, the “Parties”), to that certain Services Agreement dated May 14, 2020, between the Client and Service Provider (“Agreement”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, pursuant to the Agreement, Service Provider performs certain services for the Client; and

WHEREAS, the Parties agree to amend the List of Funds in Annex 1 – Schedule 2 by renaming and adding the Funds to the portfolio of the Client listed in Amendment A.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Client and Service Provider hereby agree as follows:

1.Amendment to Annex 1 – List of Funds.

a.Annex 1 – Schedule 2 of the Agreement is hereby deleted in its entirety and replaced with the Annex 1 – Schedule 2 attached to the end of the Amendment.

2.Representations and Warranties.

a.The Client represents that it has full power and authority to enter into and perform this Amendment and that it has provided this Amendment to the Board.

b.The Service Provider represents that it has full power and authority to enter into and perform this Amendment.

3.Miscellaneous.

a.This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

b.Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

c.Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

d.This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

[Remainder of page intentionally left blank. Signatures follow on next page.]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

ETF OPPORTUNITIES TRUST
By:	/s/ David A. Bogaert
Name:	David A. Bogaert
Title:	President
Date:	March 11, 2026

CITIBANK, N.A.
By:	/s/ Christopher Ravn
Name:	Christopher Ravn
Title:	CBNA VP
Date:	March 11, 2026

    CITI FUND SERVICES OHIO, INC.

By:	/s/ John Danko
Name:	John Danko
Title:	President
Date:	March 11, 2026

Amendment A

List of Funds to remove for ETF Opportunities Trust
REX IncomeMax AMD Strategy ETF
REX IncomeMax AMZN Strategy ETF
REX IncomeMax TSLA Strategy ETF
REX IncomeMax BIIB Strategy ETF
REX IncomeMax DIS Strategy ETF
REX IncomeMax EEM Strategy ETF
REX IncomeMax GDXJ Strategy ETF
REX IncomeMax GOOG Strategy ETF
REX IncomeMax META Strategy ETF
REX IncomeMax MSFT Strategy ETF
REX IncomeMax MSTR Strategy ETF
REX IncomeMax PYPL Strategy ETF
REX IncomeMax SLV Strategy ETF
REX IncomeMax SMH Strategy ETF
REX IncomeMax SNOW Strategy ETF
REX IncomeMax TLRY Strategy ETF
REX IncomeMax V Strategy ETF
REX IncomeMax UNG Strategy ETF
REX IncomeMax USO Strategy ETF

List of Funds to add for ETF Opportunities Trust

T-REX 2X Long ALMU Daily Target ETF
T-REX 2X Long AMPX Daily Target ETF
T-REX 2X Long AXTI Daily Target ETF
T-REX 2X Long BHP Daily Target ETF
T-REX 2X Long Discord Daily Target ETF
T-REX 2X Long ERO Daily Target ETF
T-REX 2X Long FER Daily Target ETF
T-REX 2X Long HBM Daily Target ETF
T-REX 2X Long HOUS Daily Target ETF
T-REX 2X Long NU Daily Target ETF
T-REX 2X Long RCT Daily Target ETF
T-REX 2X Long RIO Daily Target ETF
T-REX 2X Long SATS Daily Target ETF
T-REX 2X Long SCCO Daily Target ETF
T-REX 2X Long SIL Daily Target ETF
T-REX 2X Long TE Daily Target ETF
T-REX 2X Long TECK Daily Target ETF
T-REX 2X Long ZETA Daily Target ETF

Annex 1 – Schedule 2 to Services Agreement

List of Funds

1.American Conservative Values ETF
2.American Conservative Values Small-Cap ETF
3.Formidable ETF
4.Formidable Dividend and Income ETF
5.Formidable Fortress ETF
6.Applied Finance Valuation Large Cap ETF
7.Kingsbarn Tactical Bond ETF
8.The WealthTrust DBS Long Term Growth ETF
9.Kingsbarn Dividend Opportunity ETF
10.Cultivar ETF
11.Tuttle Capital 2X DBMF ETF
12.T-Rex 2X Long Tesla Daily Target ETF
13.T-Rex 2X Inverse Tesla Daily Target ETF
14.T-Rex 2X Long NVIDIA Daily Target ETF
15.T-Rex 2X Inverse NVIDIA Daily Target ETF
16.LAFFER|TENGLER Equity Income ETF
17.REX FANG REX FANG & Innovation Equity Premium Income ETF
18.REX AI Equity Premium Income ETF
19.Tuttle Capital Daily 2X Inverse Regional Banks ETF
20.Tuttle Capital Daily 2X Long AI ETF
21.Tuttle Capital Daily 2X Inverse AI ETF
22.Brendan Wood TopGun ETF
23.IDX Dynamic Innovation ETF
24.IDX Dynamic Fixed Income ETF
25.T-Rex 2X Long Apple Daily Target ETF
26.T-Rex 2X Inverse Apple Daily Target ETF
27.T-Rex 2X Long Alphabet Daily Target ETF
28.T-Rex 2X Inverse Alphabet Daily Target ETF
29.T-Rex 2X Long Microsoft Daily Target ETF
30.T-Rex 2X Inverse Microsoft Daily Target ETF
31.SMI 3Fourteen Full-Cycle Trend ETF
32.Tuttle Capital Congressional Trading ETF
33.T-Rex 2x Long MARA Daily Target ETF
34.T-Rex 2x Inverse MARA Daily Target ETF
35.T-Rex 2x Inverse PLTR Daily Target ETF
36.T-Rex 2x Long SHOP Daily Target ETF
37.T-Rex 2x Inverse SHOP Daily Target ETF
38.T-Rex 2x Inverse AMD Daily Target ETF
39.T-Rex 2x Long NFLX Daily Target ETF
40.T-Rex 2x Inverse NFLX Daily Target ETF
41.T-Rex 2x Inverse BA Daily Target ETF
42.T-Rex 2x Inverse SNOW Daily Target ETF
43.T-Rex 2x Long AVGO Daily Target ETF
44.T-Rex 2x Inverse AVGO Daily Target ETF
45.T-Rex 2x Long PANW Daily Target ETF
46.T-Rex 2x Inverse PANW Daily Target ETF
47.T-Rex 2x Inverse COIN Daily Target ETF
48.T-Rex 2x Long TSM Daily Target ETF
49.T-Rex 2x Inverse TSM Daily Target ETF
50.T-Rex 2x Long SQ Daily Target ETF
51.T-Rex 2x Inverse SQ Daily Target ETF
52.T-Rex 2x Long MSTR Daily Target ETF
53.T-Rex 2x Inverse MSTR Daily Target ETF
54.Brookmont Catastrophic Bond ETF
55.Tuttle Capital RSP Option Income Strategy ETF
56.Tuttle Capital KRE Option Income Strategy ETF

57.Tuttle Capital IYR Option Income Strategy ETF
58.Tuttle Capital XLU Option Income Strategy ETF
59.Tuttle Capital XLE Option Income Strategy ETF
60.Tuttle Capital XHB Option Income Strategy ETF
61.Tuttle Capital EEM Option Income Strategy ETF
62.Tuttle Capital EFA Option Income Strategy ETF
63.Tuttle Capital XLF Option Income Strategy ETF
64.Tuttle Capital VTV Option Income Strategy ETF
65.Tuttle Capital IJH Option Income Strategy ETF
66.Tuttle Capital XLV Option Income Strategy ETF
67.Tuttle Capital SMH Option Income Strategy ETF
68.Tuttle Capital XBI Option Income Strategy ETF
69.Tuttle Capital XLY Option Income Strategy ETF
70.Opportunistic Trader ETF
71.Golden Eagle Dynamic Hypergrowth ETF
72.Brookmont Dividend Growth ETF
73.Applied Finance IVS US SMID ETF
74.T-REX 2X Long ALMU Daily Target ETF
75.T-REX 2X Long AMPX Daily Target ETF
76.T-REX 2X Long AXTI Daily Target ETF
77.T-REX 2X Long BHP Daily Target ETF
78.T-REX 2X Long Discord Daily Target ETF
79.T-REX 2X Long ERO Daily Target ETF
80.T-REX 2X Long FER Daily Target ETF
81.T-REX 2X Long HBM Daily Target ETF
82.T-REX 2X Long HOUS Daily Target ETF
83.T-REX 2X Long NU Daily Target ETF
84.T-REX 2X Long RCT Daily Target ETF
85.T-REX 2X Long RIO Daily Target ETF
86.T-REX 2X Long SATS Daily Target ETF
87.T-REX 2X Long SCCO Daily Target ETF
88.T-REX 2X Long SIL Daily Target ETF
89.T-REX 2X Long TE Daily Target ETF
90.T-REX 2X Long TECK Daily Target ETF
91.T-REX 2X Long ZETA Daily Target ETF